Exhibit 99.1

Paycor Announces Fourth Quarter and Fiscal Year 2024 Financial Results

•Q4 Total revenues of $164.8 million, an increase of 18% year-over-year, while expanding operating margins

•Q4 Recurring revenues of $150.5 million, an increase of 17% year-over-year

•FY’24 Total revenues of $654.9 million, an increase of 19% year-over-year, while expanding operating margins

•FY’25 revenue guidance of $722.0 - $729.0 million, an increase of 11% year-over-year at the top end of the range

CINCINNATI – August 14, 2024 – Paycor HCM, Inc. (Nasdaq: PYCR) (“Paycor”), a leading provider of human capital management (“HCM”) software, today announced financial results for the fourth quarter and full fiscal year 2024, which ended June 30, 2024.

“Paycor delivered revenue growth of 18% for the quarter and 19% for the year, propelled by strong execution against our strategic growth initiatives to add employees and expand PEPM,” said Raul Villar, Jr., Chief Executive Officer of Paycor. “We continued winning market share by delivering substantial value through our robust, modern HCM solution that powers people and performance.”

“We delivered meaningful adjusted operating income margin expansion year-over-year while strategically investing to differentiate our software and customer experience. This progress exhibits the scalability of our business model, and we remain confident in our ability to deliver attractive growth while driving significantly more operating leverage over the longer-term.”

Fourth Quarter Fiscal Year 2024 Financial Highlights

•Total revenues were $164.8 million, compared to $140.0 million for the fourth quarter of fiscal year 2023.

•Operating loss was $13.4 million, compared to $31.7 million for the fourth quarter of fiscal year 2023.

•Adjusted operating income* was $25.0 million, compared to $15.4 million for the fourth quarter of fiscal year 2023.

•Net loss was $18.3 million, compared to $29.4 million for the fourth quarter of fiscal year 2023.

•Adjusted net income* was $20.4 million, compared to $13.4 million for the fourth quarter of fiscal year 2023.

*Adjusted operating income and adjusted net income are non-GAAP financial measures. Please see the discussion below under the heading "Non-GAAP Financial Measures" and the reconciliations at the end of this press release for information concerning these and other non-GAAP financial measures referenced in this press release.

Fourth Quarter and Recent Business Highlights

•Launched new Compensation Management solution, enabling frontline leaders to streamline budgeting and pay cycles. Our collaborative tools foster alignment across teams, helping provide equitable and competitive compensation within budget while driving employee engagement.

•Advanced our interoperability strategy, empowering customers to seamlessly connect their data and systems by increasing the number of pre-built integrations and expanding API endpoints by over 40% in fiscal year 2024 to streamline custom integrations.

•Secured several new Embedded HCM Solution partners, efficiently expanding our distribution while providing a modern, holistic solution to customers.

Fiscal Year 2024 Financial Highlights

•Total revenues were $654.9 million, compared to $552.7 million for the fiscal year 2023.

•Operating loss was $55.5 million, compared to $104.7 million for fiscal year 2023.

•Adjusted operating income* was $112.0 million, compared to $82.6 million for fiscal year 2023.

•Net loss attributable to Paycor HCM was $58.9 million, compared to $93.2 million for fiscal year 2023.

•Adjusted net income attributable to Paycor HCM* was $89.4 million, compared to $66.8 million for fiscal year 2023.

Business Outlook

Based on information as of today, August 14, 2024, Paycor is issuing the following financial guidance:

First Quarter Ending September 30, 2024

•Total revenues in the range of $161.0 - $163.0 million.

•Adjusted operating income* in the range of $17.5 - $18.5 million.

Fiscal Year Ending June 30, 2025:

•Total revenues in the range of $722.0 - $729.0 million.

•Adjusted operating income* in the range of $123.0 - $126.0 million.

*We are unable to reconcile forward-looking adjusted operating income to forward-looking income (loss) from operations, the most closely comparable GAAP financial measure, because the information needed to provide a complete reconciliation is unavailable at this time without unreasonable effort.

Conference Call Information

Paycor will host a conference call today, August 14, 2024, at 5:00 p.m. Eastern Time to discuss its financial results and guidance. To access this call, dial 1-877-407-4018 (domestic) or 1-201-689-8471 (international). The access code is 13741612. A live webcast and replay of the event will be available on the Paycor Investor Relations website at investors.paycor.com.

About Paycor

Paycor’s human capital management (HCM) platform modernizes every aspect of people management, from recruiting, onboarding, and payroll to career development and retention, but what really sets us apart is our focus on leaders. For more than 30 years, we’ve been listening to and partnering with leaders, so we know what they need: a unified HR platform, easy integration with third party apps, powerful analytics, talent development tools, and configurable technology that supports specific industry needs. That’s why more than 30,000 customers trust Paycor to help them solve problems and achieve their goals.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact, including statements regarding our future results of operations and financial position, our business outlook, our business strategy and plans, our objectives for future operations, and any statements of a general economic or industry specific nature, are forward-looking statements. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely,” “outlook,” “potential,” “targets,” “contemplates,” or the negative or plural of these words and similar expressions are intended to identify forward-looking statements.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in our most recent Annual Report on Form 10-K, as well as in our other filings with the Securities and Exchange Commission. We believe that these risks include, but are not limited to: our ability to manage our growth effectively; the potential unauthorized access to our customers’ or their employees’ personal data as a result of a breach of our or our vendors’ security measures; the expansion and retention of our direct sales force with qualified and productive persons and the related effects on the growth of our business; the impact on customer expansion and retention if implementation, user experience, customer service, or performance relating to our solutions is not satisfactory; the timing of payments made to employees and taxing authorities relative to the timing of when a customer’s electronic funds transfers are settled to our account; future acquisitions of other companies’ businesses, technologies, or customer portfolios; the continued service of our key executives; our ability to innovate and deliver high-quality, technologically advanced products and services; risks specifically associated with our development and use of artificial intelligence in our solutions; our ability to attract and retain qualified personnel; the proper operation of our software; our relationships with third parties that provide financial and other functionality integrated into our HCM platform; the extent to which negative macroeconomic conditions persist or worsen in the markets in which we or our customers operate; and the impact of an economic downturn or recession in the United States or global economy. You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations and assumptions reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We undertake no obligation to publicly update any forward-looking statement after the date of this report, whether as a result of new information, future developments or otherwise, or to conform these statements to actual results or revised expectations, except as may be required by law.

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present the following non-GAAP financial measures in this press release and on the related teleconference call: adjusted gross profit, adjusted gross profit margin, adjusted operating income, adjusted operating income margin, adjusted sales and marketing expense, adjusted general and administrative expense, adjusted research and development expense, adjusted net income, adjusted net income per share, adjusted free cash flow and adjusted free cash flow margin. Management believes these non-GAAP measures are useful in evaluating our core operating performance and trends to prepare and approve our annual budget, and to develop short-term and long-term operating plans. Management believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. We define (i) adjusted gross profit as gross profit before amortization of intangible assets and stock-based compensation expense, in each case that are included in costs of revenues, (ii) adjusted gross profit margin as adjusted gross profit divided by total revenues, (iii) adjusted operating income as income (loss) from operations before amortization of acquired intangible assets and naming rights, stock-based compensation expense, exit costs due to exiting leases of certain facilities and other certain corporate expenses, such as costs related to secondary offerings, professional, consulting and other costs and acquisition costs, (iv) adjusted operating income margin as adjusted operating income divided by total revenues, (v) adjusted sales and marketing expense as sales and marketing expenses before amortization of naming rights and stock-based compensation expense, (vi) adjusted general and administrative expense as general and administrative expenses before amortization of acquired intangible assets, stock-based compensation expense, exit costs due to exiting leases of certain facilities and other certain corporate expenses, such as costs related to secondary offerings, professional, consulting and other costs and acquisition costs, (vii) adjusted research and development expense as research and development expenses before stock-based compensation expense, (viii) adjusted net income as income (loss) before expense (benefit) for income taxes after adjusting for amortization of acquired intangible assets and naming rights, accretion expense associated with the naming rights, change in fair value of contingent consideration, stock-based compensation expense, exit costs due to exiting leases of certain facilities and other certain corporate expenses, such as costs related to secondary offerings, professional, consulting and other costs and acquisition costs, all of which are tax effected by applying an adjusted effective income tax rate, (ix) adjusted net income per share as adjusted net income divided by adjusted shares outstanding, which includes potentially dilutive securities excluded from the GAAP dilutive net income (loss) per share calculation, (x) adjusted free cash flow as cash provided (used) by operating activities less the purchase of property and equipment and internally developed software costs, excluding other certain corporate expenses, which are included in cash provided (used) by operating activities and (xi) adjusted free cash flow margin as adjusted free cash flow divided by total revenues.

The non-GAAP financial measures presented in this press release and discussed on the related teleconference call are not measures of financial performance under GAAP and should not be considered a substitute for gross profit, gross margin, income (loss) from operations, operating income margin, sales and marketing expense, general and administrative expense, research and development expense, net income (loss), diluted net income (loss) per share and cash provided (used) by operating activities. Non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. The non-GAAP financial measures that we present may not be comparable to similarly titled measures used by other companies. A reconciliation is provided below under “Reconciliations of Non-GAAP Measures to GAAP Measures,” for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP.

Investor Relations:
Rachel White
513-954-7388
IR@paycor.com

Media Relations:
Madeleine Dudas
513-273-7298
PR@paycor.com

Paycor HCM, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share amounts)

	June 30, 2024	June 30, 2023
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$117,958	$95,233
Accounts receivable, net allowance for credit losses	48,164	30,820
Deferred contract costs	70,377	54,448
Prepaid expenses	12,749	10,448
Other current assets	3,458	2,581
Current assets before funds held for clients	252,706	193,530
Funds held for clients	1,109,136	1,049,156
Total current assets	1,361,842	1,242,686
Property and equipment, net	35,220	34,573
Operating lease right-of-use assets	14,417	16,834
Goodwill	766,653	767,738
Intangible assets, net	171,493	260,472
Capitalized software, net	67,376	53,983
Long-term deferred contract costs	189,826	162,657
Other long-term assets	2,566	2,232
Total assets	$2,609,393	$2,541,175
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$27,309	$28,350
Accrued expenses and other current liabilities	26,450	24,119
Accrued payroll and payroll related expenses	44,923	43,858
Deferred revenue	13,600	13,083
Current liabilities before client fund obligations	112,282	109,410
Client fund obligations	1,111,373	1,053,926
Total current liabilities	1,223,655	1,163,336
Deferred income taxes	16,019	18,047
Long-term operating leases	13,447	16,061
Other long-term liabilities	69,346	70,047
Total liabilities	1,322,467	1,267,491
Commitments and contingencies
Stockholders' equity:
Common stock $0.001 par value per share, 500,000,000 shares authorized, 178,210,263 shares outstanding at June 30, 2024 and 176,535,236 shares outstanding at June 30, 2023	178	177
Treasury stock, at cost, 10,620,260 shares at June 30, 2024 and June 30, 2023	(245,074)	(245,074)
Preferred stock, $0.001 par value, 50,000,000 shares authorized, — shares outstanding at June 30, 2024 and June 30, 2023	—	—
Additional paid-in capital	2,081,668	2,011,194
Accumulated deficit	(548,437)	(489,495)
Accumulated other comprehensive loss	(1,409)	(3,118)
Total stockholders' equity	1,286,926	1,273,684
Total liabilities and stockholders' equity	$2,609,393	$2,541,175

 Paycor HCM, Inc. and Subsidiaries
Consolidated Statements of Operations (Unaudited)
(in thousands, except share amounts)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenues:
Recurring and other revenue	$150,473	$128,966	$602,386	$518,874
Interest income on funds held for clients	14,327	11,077	52,562	33,818
Total revenues	164,800	140,043	654,948	552,692
Cost of revenues	57,996	48,448	223,235	187,140
Gross profit	106,804	91,595	431,713	365,552
Operating expenses:
Sales and marketing	56,679	56,487	223,049	212,094
General and administrative	47,853	52,445	202,696	203,850
Research and development	15,632	14,328	61,419	54,263
Total operating expenses	120,164	123,260	487,164	470,207
Loss from operations	(13,360)	(31,665)	(55,451)	(104,655)
Other (expense) income:
Interest expense	(1,139)	(1,177)	(4,682)	(4,638)
Other	99	2,116	418	4,630
Loss before benefit for income taxes	(14,400)	(30,726)	(59,715)	(104,663)
Income tax expense (benefit)	3,890	(1,366)	(773)	(11,448)
Net loss	$(18,290)	$(29,360)	$(58,942)	$(93,215)
Basic and diluted net loss per share	$(0.10)	$(0.17)	$(0.33)	$(0.53)
Weighted average common shares outstanding:
Basic and diluted	178,187,545	176,520,473	177,667,036	176,039,651

 Paycor HCM, Inc. and Subsidiaries
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Fiscal Year Ended
	June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(58,942)	$(93,215)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	5,888	4,790
Amortization of intangible assets and software	135,238	126,357
Amortization of deferred contract costs	64,257	46,440
Stock-based compensation expense	65,443	78,225
Deferred tax benefit	(2,588)	(11,669)
Bad debt expense	6,945	4,715
(Gain) loss on sale of investments	(306)	217
Loss on foreign currency exchange	272	237
(Gain) loss on lease exit	(16)	1,010
Naming rights accretion expense	4,072	4,228
Change in fair value of deferred consideration	4,326	—
Other	80	(809)
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(19,597)	(14,592)
Prepaid expenses and other assets	(122)	5,081
Accounts payable	(1,207)	13,091
Accrued liabilities and other	(7,051)	(16,575)
Deferred revenue	658	655
Deferred contract costs	(107,355)	(100,071)
Net cash provided by operating activities	89,995	48,115
Cash flows from investing activities:
Purchases of client funds available-for-sale securities	(263,042)	(421,690)
Proceeds from sale and maturities of client funds available-for-sale securities	217,222	319,668
Purchase of property and equipment	(3,460)	(5,041)
Acquisition of intangible assets	(8,840)	(19,516)
Acquisition of businesses, net of cash acquired	12	(24,126)
Internally developed software costs	(50,812)	(42,257)
Net cash used in investing activities	(108,920)	(192,962)
Cash flows from financing activities:
Net change in cash and cash equivalents held to satisfy client funds obligations	50,211	(664,235)
Payment of capital expenditure financing	(3,689)	—
Repayments of debt and finance lease obligations	(1,085)	(284)
Withholding taxes paid related to net share settlements	(2,830)	(2,459)
Proceeds from exercise of stock options	—	345
Proceeds from employee stock purchase plan	7,861	8,285
Net cash provided by (used in) financing activities	50,468	(659,048)
Impact of foreign exchange on cash and cash equivalents	(9)	18
Net change in cash, cash equivalents, restricted cash and short-term investments, and funds held for clients	31,534	(803,877)
Cash, cash equivalents, restricted cash and short-term investments, and funds held for clients, beginning of period	879,046	1,682,923

Cash, cash equivalents, restricted cash and short-term investments, and funds held for clients, end of period	$910,580	$879,046
Supplemental disclosure of non-cash investing, financing and other cash flow information:
Capital expenditures in accounts payable	$48	$167
Cash paid for interest	$145	$—
Right-of-use assets obtained in exchange for operating lease liabilities	$—	$6,359
Capital expenditures purchased via financing arrangements	$3,393	3,544
Reconciliation of cash, cash equivalents, restricted cash and short-term investments, and funds held for clients to the Consolidated Balance Sheets
Cash and cash equivalents	$117,958	$95,233
Funds held for clients	792,622	783,813
Total cash, cash equivalents, restricted cash and short-term investments, and funds held for clients	$910,580	$879,046

Reconciliations of Non-GAAP Measures to GAAP Measures

Adjusted Gross Profit and Adjusted Gross Profit Margin (Unaudited)

	Three Months Ended		Fiscal Year Ended
(in thousands)	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Gross Profit*	$106,804	$91,595	$431,713	$365,552
Gross Profit Margin	64.8%	65.4%	65.9%	66.1%
Amortization of intangible assets	813	1,540	3,562	5,326
Stock-based compensation expense	1,657	2,322	7,333	9,077
Adjusted Gross Profit*	$109,274	$95,457	$442,608	$379,955
Adjusted Gross Profit Margin	66.3%	68.2%	67.6%	68.7%

*    Gross Profit and Adjusted Gross Profit were burdened by depreciation expense of $0.6 million and $0.5 million for the three months ended June 30, 2024 and 2023, respectively, and $2.3 million and $1.8 million for the fiscal years ended June 30, 2024 and 2023, respectively. Gross Profit and Adjusted Gross Profit were burdened by amortization of capitalized software of $10.2 million and $7.8 million for the three months ended June 30, 2024 and 2023, respectively, and $37.4 million and $28.1 million for the fiscal years ended June 30, 2024 and 2023, respectively. Gross Profit and Adjusted Gross Profit are burdened by amortization of deferred contract costs of $10.2 million and $7.5 million for the three months ended June 30, 2024 and 2023, respectively, and $36.7 million and $26.1 million for the fiscal years ended June 30, 2024 and 2023, respectively.

Adjusted Operating Income (Unaudited)

	Three Months Ended		Fiscal Year Ended
(in thousands)	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Loss from Operations	$(13,360)	$(31,665)	$(55,451)	$(104,655)
Operating Margin	(8.1)%	(22.6)%	(8.5)%	(18.9)%
Amortization of intangible assets	23,211	25,838	97,819	98,248
Stock-based compensation expense	14,630	20,206	65,443	78,225
(Gain) loss on lease exit*	8	56	(16)	1,789
Corporate adjustments**	524	975	4,165	8,966
Adjusted Operating Income	$25,013	$15,410	$111,960	$82,573
Adjusted Operating Income Margin	15.2%	11.0%	17.1%	14.9%

* Represents exit costs due to exiting leases of certain facilities.
** Corporate adjustments for the three months and fiscal year ended June 30, 2024 relate to legal and other costs borne by the Company in connection with secondary offerings by the Apax Funds of $— and 1.5 million, respectively, and professional, consulting, and other costs of $0.5 million and 2.6 million, respectively. Corporate adjustments for the three months and fiscal year ended June 30, 2023 relate to legal and other costs associated with secondary offerings by Apax Funds of $— and $2.2 million, respectively, professional, consulting, and other costs of $0.8 million and $4.3 million, respectively, and acquisition costs of $0.2 million and $2.5 million, respectively.

Adjusted Operating Expenses (Unaudited)

	Three Months Ended		Fiscal Year Ended
(in thousands)	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Sales and Marketing expense	$56,679	$56,487	$223,049	$212,094
Amortization of intangible assets	(1,059)	(1,059)	(4,235)	(3,882)
Stock-based compensation expense	(4,580)	(8,036)	(20,905)	(32,444)
Adjusted Sales and Marketing expense	$51,040	$47,392	$197,909	$175,768
General and Administrative expense	$47,853	$52,445	$202,696	$203,850
Amortization of intangible assets	(21,339)	(23,239)	(90,023)	(89,040)
Stock-based compensation expense	(5,996)	(7,291)	(27,078)	(27,056)
Gain (loss) on lease exit*	(8)	(56)	16	(1,789)
Corporate adjustments**	(524)	(975)	(4,165)	(8,966)
Adjusted General and Administrative expense	$19,986	$20,884	$81,446	$76,999
Research and Development expense	$15,632	$14,328	$61,419	$54,263
Stock-based compensation expense	(2,396)	(2,557)	(10,126)	(9,648)
Adjusted Research and Development expense	$13,236	$11,771	$51,293	$44,615

* Represents exit costs due to exiting leases of certain facilities.
**    Corporate adjustments for the three months and fiscal year ended June 30, 2024 relate to legal and other costs borne by the Company in connection with secondary offerings by the Apax Funds of $— and 1.5 million, respectively, and professional, consulting, and other costs of $0.5 million and 2.6 million, respectively. Corporate adjustments for the three months and fiscal year ended June 30, 2023 relate to legal and other costs associated with secondary offerings by Apax Funds of $— and $2.2 million, respectively, professional, consulting, and other costs of $0.8 million and $4.3 million, respectively, and acquisition costs of $0.2 million and $2.5 million, respectively.

Adjusted Net Income Attributable to Paycor HCM, Inc. and Adjusted Net Income Attributable to Paycor HCM, Inc. Per Share (Unaudited)

	Three Months Ended		Fiscal Year Ended
(in thousands)	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Net loss before benefit for income taxes	$(14,400)	$(30,726)	$(59,715)	$(104,663)
Amortization of intangible assets	23,211	25,838	97,819	98,248
Naming rights accretion expense	1,006	1,030	4,072	4,228
Change in fair value of contingent consideration	1,510	—	4,326	—
Stock-based compensation expense	14,630	20,206	65,443	78,225
Loss (gain) on lease exit*	8	56	(16)	1,789
Corporate adjustments**	524	975	4,165	8,966
Non-GAAP adjusted income before applicable income taxes	26,489	17,379	116,094	86,793
Income tax effect on adjustments***	(6,092)	(3,997)	(26,702)	(19,962)
Adjusted Net Income Attributable to Paycor HCM, Inc.	$20,397	$13,382	$89,392	$66,831

Adjusted Net Income Attributable to Paycor HCM, Inc. Per Share	$0.11	$0.08	$0.50	$0.38
Adjusted shares outstanding****	178,461,243	176,813,907	177,912,794	176,361,654

* Represents exit costs due to exiting leases of certain facilities.
** Corporate adjustments for the three months and fiscal year ended June 30, 2024 relate to legal and other costs borne by the Company in connection with secondary offerings by the Apax Funds of $— and 1.5 million, respectively, and professional, consulting, and other costs of $0.5 million and 2.6 million, respectively. Corporate adjustments for the three months and fiscal year ended June 30, 2023 relate to legal and other costs associated with secondary offerings by Apax Funds of $— and $2.2 million, respectively, professional, consulting, and other costs of $0.8 million and $4.3 million, respectively, and acquisition costs of $0.2 million and $2.5 million, respectively.

*** Non-GAAP adjusted income before applicable income taxes is tax effected using an adjusted effective income tax rate of 23.0% for each of the three months and fiscal years ended June 30, 2024 and 2023.
**** Adjusted shares outstanding for the three months and fiscal years ended June 30, 2024 and 2023 are based on the if-converted method and include potentially dilutive securities that are excluded from the U.S. GAAP dilutive net income per share calculation because including them in the computation of net income per share would have an anti-dilutive effect.

Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin (Unaudited)

	Three Months Ended		Fiscal Year Ended
(in thousands)	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Net cash provided by operating activities	$50,295	$31,730	$89,995	$48,115
Purchase of property and equipment	(1,009)	(1,756)	(3,460)	(5,041)
Internally developed software costs	(12,544)	(11,657)	(50,812)	(42,257)
Corporate adjustments*	524	975	4,165	8,966
Adjusted Free Cash Flow	$37,266	$19,292	$39,888	$9,783
Adjusted Free Cash Flow Margin	22.6%	13.8%	6.1%	1.8%

* Corporate adjustments for the three months and fiscal year ended June 30, 2024 relate to legal and other costs borne by the Company in connection with secondary offerings by the Apax Funds of $— and 1.5 million, respectively, and professional, consulting, and other costs of $0.5 million and 2.6 million, respectively. Corporate adjustments for the three months and fiscal year ended June 30, 2023 relate to legal and other costs associated with secondary offerings by Apax Funds of $— and $2.2 million, respectively, professional, consulting, and other costs of $0.8 million and $4.3 million, respectively, and acquisition costs of $0.2 million and $2.5 million, respectively.